UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlesex Turnpike Billerica, MA	01821
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	QTRX	The Nasdaq Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)  On November 10, 2021, Quanterix Corporation (the "Company") consolidated responsibilty for the Company's operating activities under Masoud Toloue, President of Quanterix and Diagnostics. Dr. Toloue’s operating responsibilities are in addition to his existing role as head of the Company’s diagnostics business. Additional information about Dr. Toloue can be found under Item 5.02 Of the Form 8-K filed by the Company on May 11, 2021 (File No. 001-38319), which is incorporated herein by reference. In connection with this change, On November 10, 2021, the Company and William Geist, who previously served as the Company’s Chief Operating Officer, agreed that Mr. Geist would be stepping down from the Company effective November 12, 2021. Following his departure, Mr. Geist will continue to assist the Company in matters relating to the transition of his responsibilities.

(e)  In connection with Mr. Geist’s separation of employment with the Company, the Company and Mr. Geist entered into a Separation Agreement (the “Separation Agreement”) dated November 11, 2021. The full text of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, Mr. Geist will remain employed by the Company through November 12, 2021 (the “Separation Date”). Provided that Mr. Geist has not revoked the separation agreement, the Company will provide Mr. Geist with severance in the form of (i) continued payment of Mr. Geist’s current base salary of $400,000 for the period between the Separation Date and November 12, 2022 (the “Severance Period”); (ii) a single lump sum payment equal to Mr. Geist’s 2021 target bonus of $200,000, payable on the Company’s next regularly scheduled payroll date following the effective date of the Separation Agreement; (iii) to the extent authorized and consistent with COBRA, continued participation in the Company’s group health plan benefits, with the cost of the regular premium to be shared in the same proportion as in effect as of the Separation Date through the earlier of (a) the end of the Severance Period; or (b) the date Mr. Geist becomes eligible for health benefits through another employer or otherwise become ineligible for COBRA; and (iv) acceleration of vesting of those outstanding but unvested equity awards that would have vested during the Severance Period had Mr. Geist been employed during such time.

Mr. Geist’s receipt of severance under the Separation Agreement is conditioned on Mr. Geist’s continued adherence to his existing agreements concerning post-employment obligations, assisting the Company in connection with the transition of his responsibilities during the six-week period following the Separation Date, and Mr. Geist’s execution and non-revocation of a release of all claims in favor of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated November 11, 2021, by and between the Company and William Geist.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ John Fry
John Fry
General Counsel and Secretary

Date: November 12, 2021